Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Lincoln Electric reports 3Q’11 Sales increase of 35.1%;

3Q Operating income increase of 55.3%;

3Q EPS of $0.66, an increase of 73.7%

Third Quarter 2011 Highlights
▪ Sales were $701.6 million, an increase of 35.1% from the Third Quarter 2010
▪ Operating income increased 55.3% to $74.8 million from $48.2 million in the Third Quarter 2010
▪ Net income increased 71.0% to $55.5 million, or $0.66 per diluted share, from $32.5 million, or $0.38 per diluted share, in the Third Quarter 2010
▪ Net cash provided by operating activities increased $28.8 million to $84.8 million in the Third Quarter 2011

CLEVELAND, Ohio, U.S.A., October 27, 2011 — Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2011 net income of $55.5 million, or $0.66 per diluted share.  Sales were $701.6 million in the third quarter 2011 versus $519.3 million in the comparable 2010 period, an increase of 35.1%.  Operating income for the third quarter increased $26.6 million to $74.8 million, or 10.7% of sales, from $48.2 million, or 9.3% of sales, in the comparable 2010 period.

Net income for the third quarter 2011 was $55.5 million, or $0.66 per diluted share, compared with net income of $32.5 million, or $0.38 per diluted share, in the third quarter 2010.  The effective tax rate for the third quarter 2011 was 27.0% compared with 33.2% in 2010.

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Lincoln Electric Reports Third Quarter 2011 Financial Results

“We are pleased to report very strong sales and operating results for the third quarter,” said John M. Stropki, Chairman and Chief Executive Officer.  “The significant increase in both sales and operating profits in the quarter were achieved in the midst of ongoing global economic and political uncertainty in many of the key markets we serve.

“Despite this ongoing uncertainty, we continue to focus on our growth strategies which include acquisitions, new product introductions and increasing our commercial presence around the world.  These strategies continue to result in market share gains, which played a role in the strong sales increase during the quarter.  In addition, our ongoing attention to productivity improvements and selling, general and administrative expenses will continue to provide operating leverage and the flexibility required to execute our long-term strategic objectives to the benefit of our customers, shareholders and employees.”

Net cash provided by operating activities increased $28.8 million to $84.8 million in the third quarter from $56.0 million for the comparable period in 2010.  The Company returned $27.3 million to shareholders through the payment of $13.0 million in dividends and the repurchase of $14.3 million of the Company’s shares for treasury during the third quarter of 2011.

Sales for the nine months ended September 30, 2011 were $2.0 billion versus $1.5 billion in the comparable 2010 period, an increase of 32.8%.  Operating income for the nine months ended September 30, 2011 increased $80.2 million to $214.3 million, or 10.7% of sales, from $134.1 million, or 8.9% of sales, in the comparable 2010 period.

Net income for the nine months ended September 30, 2011, was $159.5 million, or $1.88 per diluted share, compared with net income of $88.7 million, or $1.04 per diluted share, for the comparable period in 2010.  Adjusted net income was $154.9 million, or $1.83 per diluted share, compared with $91.3 million, or $1.07 per diluted share, for the nine months ended September 30, 2010.  The effective tax rate for the nine months ended September 30, 2011, was 26.9%, or 29.1% as adjusted, compared with 32.9% in 2010.  In the nine months ended September 30, 2011, the Company recorded a $4.8 million favorable adjustment for tax audit settlements.

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Lincoln Electric Reports Third Quarter 2011 Financial Results

Net cash provided by operating activities increased $26.7 million to $130.4 million in the nine months ended September 30, 2011 from $103.7 million for the comparable period in 2010.  The Company returned $66.6 million to shareholders through the payment of $39.0 million in dividends and the repurchase of $27.6 million of the Company’s shares for treasury during the nine months ended September 30, 2011.

The Company’s Board of Directors declared a quarterly cash dividend of $0.155 per share, which was paid on October 14, 2011 to holders of record as of September 30, 2011.

Financial results for the third quarter 2011 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the third quarter 2011 financial results is scheduled for today, Thursday, October 27, 2011, at 10:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the Company’s website at http://www.lincolnelectric.com/InvestorWebcasts/.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 43 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric, its products and services, visit the Company’s website at http://www.lincolnelectric.com.

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Lincoln Electric Reports Third Quarter 2011 Financial Results

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

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Lincoln Electric Holdings, Inc. Financial Highlights (In thousands, except per share amounts) (Unaudited)

Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2011	% of Sales	2010	% of Sales	$	%
Net sales	$701,624	100.0%	$519,338	100.0%	$182,286	35.1%
Cost of goods sold	516,172	73.6%	375,267	72.3%	(140,905)	(37.5%)
Gross profit	185,452	26.4%	144,071	27.7%	41,381	28.7%
Selling, general & administrative expenses	110,629	15.8%	95,612	18.4%	(15,017)	(15.7%)
Rationalization and asset impairment charges (gains)	—	—	269	0.1%	269	100.0%
Operating income	74,823	10.7%	48,190	9.3%	26,633	55.3%
Interest income	1,167	0.2%	602	0.1%	565	93.9%
Equity earnings in affiliates	1,488	0.2%	1,070	0.2%	418	39.1%
Other income	147	—	628	0.1%	(481)	(76.6%)
Interest expense	(1,752)	(0.2%)	(1,671)	(0.3%)	(81)	(4.8%)
Income before income taxes	75,873	10.8%	48,819	9.4%	27,054	55.4%
Income taxes	20,515	2.9%	16,191	3.1%	(4,324)	(26.7%)
Effective tax rate	27.0%		33.2%		6.2%
Net income including noncontrolling interests	55,358	7.9%	32,628	6.3%	22,730	69.7%
Noncontrolling interests in subsidiaries’ (loss) earnings	(172)	—	155	—	(327)	(211.0%)
Net income	$55,530	7.9%	$32,473	6.3%	$23,057	71.0%

Basic earnings per share	$0.66		$0.39		$0.27	69.2%
Diluted earnings per share	$0.66		$0.38		$0.28	73.7%

Weighted average shares (basic)	83,613		84,268
Weighted average shares (diluted)	84,549		85,071

	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2011	% of Sales	2010	% of Sales	$	%
Net sales	$2,000,096	100.0%	$1,505,880	100.0%	$494,216	32.8%
Cost of goods sold	1,457,702	72.9%	1,089,893	72.4%	(367,809)	(33.7%)
Gross profit	542,394	27.1%	415,987	27.6%	126,407	30.4%
Selling, general & administrative expenses	327,794	16.4%	284,452	18.9%	(43,342)	(15.2%)
Rationalization and asset impairment charges (gains)	282	—	(2,559)	(0.2%)	(2,841)	(111.0%)
Operating income	214,318	10.7%	134,094	8.9%	80,224	59.8%
Interest income	2,436	0.1%	1,781	0.1%	655	36.8%
Equity earnings in affiliates	4,033	0.2%	2,684	0.2%	1,349	50.3%
Other income	2,154	0.1%	1,324	0.1%	830	62.7%
Interest expense	(5,037)	(0.3%)	(4,751)	(0.3%)	(286)	(6.0%)
Income before income taxes	217,904	10.9%	135,132	9.0%	82,772	61.3%
Income taxes	58,582	2.9%	44,431	3.0%	(14,151)	(31.8%)
Effective tax rate	26.9%		32.9%		6.0%
Net income including noncontrolling interests	159,322	8.0%	90,701	6.0%	68,621	75.7%
Noncontrolling interests in subsidiaries’ (loss) earnings	(131)	—	1,960	0.1%	(2,091)	(106.7%)
Net income	$159,453	8.0%	$88,741	5.9%	$70,712	79.7%

Basic earnings per share	$1.90		$1.05		$0.85	81.0%
Diluted earnings per share	$1.88		$1.04		$0.84	80.8%

Weighted average shares (basic)	83,781		84,563
Weighted average shares (diluted)	84,826		85,339

Net income per common share, weighted average number of common shares outstanding and cash dividends per common share have been retroactively adjusted to give effect to the two-for-one stock split.

Lincoln Electric Holdings, Inc. Financial Highlights (In thousands, except per share amounts) (Unaudited)

Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Operating income as reported	$74,823	$48,190	$214,318	$134,094
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	—	269	282	(2,559)
Venezuela - functional currency change and devaluation (2)	—	815	—	3,123
Adjusted operating income (4)	$74,823	$49,274	$214,600	$134,658

Net income as reported	$55,530	$32,473	$159,453	$88,741
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	—	265	237	(2,896)
Venezuela - functional currency change and devaluation (2)	—	815	—	3,560
Noncontrolling interests (1)	—	44	—	1,890
Adjustment for tax audit settlements (3)	—	—	(4,844)	—
Adjusted net income (4)	$55,530	$33,597	$154,846	$91,295

Diluted earnings per share as reported	$0.66	$0.38	$1.88	$1.04
Special items	—	0.01	(0.05)	0.03
Adjusted diluted earnings per share (4)	$0.66	$0.39	$1.83	$1.07

Weighted average shares (diluted)	84,549	85,071	84,826	85,339

(1)             The three month period ended September 30, 2010 and the nine month periods ended September 30, 2011 and 2010 include gains related to the sale of assets at rationalized operations offset by charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2009.  In 2010, the closure of certain manufacturing operations included noncontrolling interests.

(2)             Represents the impact of the change in the functional currency of the Company’s Venezuelan operation to the U.S. dollar and the devaluation of the Venezuelan currency.

(3)             Represents a favorable adjustment for tax audit settlements.

(4)             Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Net income per common share, weighted average number of common shares outstanding and cash dividends per common share have been retroactively adjusted to give effect to the two-for-one stock split.

Lincoln Electric Holdings, Inc. Financial Highlights (In thousands) (Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2011	December 31, 2010

Cash and cash equivalents	$321,460	$366,193
Total current assets	1,244,591	1,082,512
Property, plant and equipment, net	476,256	478,566
Total assets	1,962,877	1,783,788

Total current liabilities	549,148	335,592
Short-term debt	92,983	13,078
Long-term debt	1,562	84,627
Total equity	1,245,070	1,149,478

Net Operating Working Capital	September 30, 2011	December 31, 2010

Accounts receivable	$392,568	$321,948
Inventory	421,253	291,730
Trade accounts payable	203,299	147,111
Net operating working capital	$610,522	$466,567

Net operating working capital to net sales (1)	21.8%	20.7%

Invested Capital	September 30, 2011	December 31, 2010

Short-term debt	$92,983	$13,078
Long-term debt	1,562	84,627
Total debt	94,545	97,705
Total equity	1,245,070	1,149,478
Invested capital	$1,339,615	$1,247,183

Total debt / invested capital	7.1%	7.8%
Return on invested capital (2)	15.2%	10.7%

(1)       Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(2)       Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc. Financial Highlights (In thousands, except per share amounts) (Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$55,530	$32,473
Noncontrolling interests in subsidiaries’ (loss) earnings	(172)	155
Net income including noncontrolling interests	55,358	32,628
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges (gains)	—	(119)
Depreciation and amortization	15,740	14,062
Equity earnings in affiliates, net	(758)	(534)
Other non-cash items, net	3,624	11,757
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	3,436	1,274
Decrease (increase) in inventories	13,000	(11,139)
(Decrease) increase in trade accounts payable	(31,049)	5,850
Decrease in accrued pensions	(13,946)	(11,101)
Net change in other current assets and liabilities	39,699	14,942
Net change in other long-term assets and liabilities	(302)	(1,649)
NET CASH PROVIDED BY OPERATING ACTIVITIES	84,802	55,971

INVESTING ACTIVITIES:
Capital expenditures	(21,380)	(19,718)
Acquisition of businesses, net of cash acquired	(44,459)	(1,000)
Proceeds from sale of property, plant and equipment	154	1,797
NET CASH USED BY INVESTING ACTIVITIES	(65,685)	(18,921)

FINANCING ACTIVITIES:
Net change in borrowings	(1,392)	(12,763)
Proceeds from exercise of stock options	1,012	311
Tax benefit from exercise of stock options	300	99
Purchase of shares for treasury	(14,321)	(10,036)
Cash dividends paid to shareholders	(12,996)	(11,829)
NET CASH USED BY FINANCING ACTIVITIES	(27,397)	(34,218)

Effect of exchange rate changes on Cash and cash equivalents	(8,175)	5,804
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(16,455)	8,636
Cash and cash equivalents at beginning of period	337,915	373,901
Cash and cash equivalents at end of period	$321,460	$382,537

Cash dividends paid per share	$0.155	$0.14

Lincoln Electric Holdings, Inc. Financial Highlights (In thousands, except per share amounts) (Unaudited)

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$159,453	$88,741
Noncontrolling interests in subsidiaries’ (loss) earnings	(131)	1,960
Net income including noncontrolling interests	159,322	90,701
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges (gains)	23	(4,834)
Depreciation and amortization	47,089	42,422
Equity earnings in affiliates, net	(1,316)	(704)
Other non-cash items, net	28,056	23,460
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(72,287)	(48,598)
Increase in inventories	(98,727)	(57,211)
Increase in trade accounts payable	34,988	54,315
Decrease in accrued pensions	(30,490)	(29,241)
Net change in other current assets and liabilities	67,084	41,266
Net change in other long-term assets and liabilities	(3,364)	(7,862)
NET CASH PROVIDED BY OPERATING ACTIVITIES	130,378	103,714

INVESTING ACTIVITIES:
Capital expenditures	(50,750)	(43,208)
Acquisition of businesses, net of cash acquired	(62,340)	(1,182)
Proceeds from sale of property, plant and equipment	1,003	9,746
NET CASH USED BY INVESTING ACTIVITIES	(112,087)	(34,644)

FINANCING ACTIVITIES:
Net change in borrowings	(2,878)	(17,605)
Proceeds from exercise of stock options	7,211	1,319
Tax benefit from exercise of stock options	2,327	469
Purchase of shares for treasury	(27,630)	(22,960)
Cash dividends paid to shareholders	(39,001)	(35,584)
NET CASH USED BY FINANCING ACTIVITIES	(59,971)	(74,361)

Effect of exchange rate changes on Cash and cash equivalents	(3,053)	(308)
DECREASE IN CASH AND CASH EQUIVALENTS	(44,733)	(5,599)
Cash and cash equivalents at beginning of period	366,193	388,136
Cash and cash equivalents at end of period	$321,460	$382,537

Cash dividends paid per share	$0.465	$0.42

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2011
Net sales	$345,182	$128,294	$97,790	$44,169	$86,189	$—	$701,624
Inter-segment sales	33,070	3,238	4,111	254	2,485	(43,158)	—
Total	$378,252	$131,532	$101,901	$44,423	$88,674	$(43,158)	$701,624

EBIT (1)	$53,436	$10,282	$1,899	$4,025	$5,010	$1,806	$76,458
As a percent of total sales	14.1%	7.8%	1.9%	9.1%	5.6%		10.9%
Special items charge (gain) (2)	$—	$—	$—	$—	$—	$—	$—
EBIT, as adjusted (3)	$53,436	$10,282	$1,899	$4,025	$5,010	$1,806	$76,458
As a percent of total sales	14.1%	7.8%	1.9%	9.1%	5.6%		10.9%

Three months ended September 30, 2010
Net sales	$255,636	$85,892	$79,657	$34,065	$64,088	$—	$519,338
Inter-segment sales	28,291	3,242	4,224	662	1,518	(37,937)	—
Total	$283,927	$89,134	$83,881	$34,727	$65,606	$(37,937)	$519,338

EBIT (1)	$43,187	$5,294	$(1,387)	$2,355	$4,119	$(3,680)	$49,888
As a percent of total sales	15.2%	5.9%	(1.7% )	6.8%	6.3%		9.6%
Special items charge (gain) (4)	$—	$370	$(101)	$815	$—	$—	$1,084
EBIT, as adjusted (3)	$43,187	$5,664	$(1,488)	$3,170	$4,119	$(3,680)	$50,972
As a percent of total sales	15.2%	6.4%	(1.8% )	9.1%	6.3%		9.8%

Nine months ended September 30, 2011
Net sales	$947,594	$381,750	$288,072	$116,011	$266,669	$—	$2,000,096
Inter-segment sales	105,419	13,375	10,721	374	6,735	(136,624)	—
Total	$1,053,013	$395,125	$298,793	$116,385	$273,404	$(136,624)	$2,000,096

EBIT (1)	$158,192	$26,875	$3,391	$9,600	$20,750	$1,697	$220,505
As a percent of total sales	15.0%	6.8%	1.1%	8.2%	7.6%		11.0%
Special items charge (gain) (2)	$—	$392	$(110)	$—	$—	$—	$282
EBIT, as adjusted (3)	$158,192	$27,267	$3,281	$9,600	$20,750	$1,697	$220,787
As a percent of total sales	15.0%	6.9%	1.1%	8.2%	7.6%		11.0%

Nine months ended September 30, 2010
Net sales	$740,780	$255,773	$233,965	$85,009	$190,353	$—	$1,505,880
Inter-segment sales	81,381	9,787	9,310	1,064	4,877	(106,419)	—
Total	$822,161	$265,560	$243,275	$86,073	$195,230	$(106,419)	$1,505,880

EBIT (1)	$114,484	$12,642	$5,273	$2,383	$9,794	$(6,474)	$138,102
As a percent of total sales	13.9%	4.8%	2.2%	2.8%	5.0%		9.2%
Special items charge (gain) (4)	$—	$2,079	$(4,222)	$3,123	$(416)	$—	$564
EBIT, as adjusted (3)	$114,484	$14,721	$1,051	$5,506	$9,378	$(6,474)	$138,666
As a percent of total sales	13.9%	5.5%	0.4%	6.4%	4.8%		9.2%

(1)                 EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)                 Special items include rationalization and asset impairment charges (gains).

(3)                 The primary profit measure used by management to assess segment performance is EBIT, as adjusted.  EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

(4)                 Special items include rationalization charges, gains on the sale of assets and the impact of the change in the functional currency of the Company’s Venezuelan operation to the U.S. dollar and the devaluation of the Venezuelan currency.

Lincoln Electric Holdings, Inc. Change in Net Sales by Segment (In thousands) (Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2010	Volume	Acquisitions	Price		Foreign Exchange	Net Sales 2011
Operating Segments
North America Welding	$255,636	$55,094	$22,403	$10,789		$1,260	$345,182
Europe Welding	85,892	10,370	20,191	3,806		8,035	128,294
Asia Pacific Welding	79,657	11,322	—	(326)		7,137	97,790
South America Welding	34,065	6,585	—	2,358		1,161	44,169
The Harris Products Group	64,088	1,367	—	19,310		1,424	86,189
Consolidated	$519,338	$84,738	$42,594	$35,937		$19,017	$701,624

% Change
North America Welding		21.6%	8.8%	4.2%		0.5%	35.0%
Europe Welding		12.1%	23.5%	4.4%		9.4%	49.4%
Asia Pacific Welding		14.2%	—	(0.4%	)	9.0%	22.8%
South America Welding		19.3%	—	6.9%		3.4%	29.7%
The Harris Products Group		2.1%	—	30.1%		2.2%	34.5%
Consolidated		16.3%	8.2%	6.9%		3.7%	35.1%

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2010	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2011
Operating Segments
North America Welding	$740,780	$149,157	$23,680	$27,064	$6,913	$947,594
Europe Welding	255,773	37,571	51,218	14,746	22,442	381,750
Asia Pacific Welding	233,965	31,848	—	2,932	19,327	288,072
South America Welding	85,009	19,192	—	7,417	4,393	116,011
The Harris Products Group	190,353	14,338	—	57,398	4,580	266,669
Consolidated	$1,505,880	$252,106	$74,898	$109,557	$57,655	$2,000,096

% Change
North America Welding		20.1%	3.2%	3.7%	0.9%	27.9%
Europe Welding		14.7%	20.0%	5.8%	8.8%	49.3%
Asia Pacific Welding		13.6%	—	1.3%	8.3%	23.1%
South America Welding		22.6%	—	8.7%	5.2%	36.5%
The Harris Products Group		7.5%	—	30.2%	2.4%	40.1%
Consolidated		16.7%	5.0%	7.3%	3.8%	32.8%